Exhibit 10.43.2
                          AMENDMENT NO. 1
                                TO
                       EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Employment Agreement is made as of the 31st day of October, 1998, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Charles L. Tilis (the "Employee").

                       W I T N E S S E T H:

     WHEREAS, the Company has entered into an Employment Agreement with the Employee dated as of November 1, 1997 (the "Employment Agreement");

     WHEREAS, the Employee has agreed to serve as the Company's Senior Vice President and President - Central Division; and

     WHEREAS, the Company and the Employee have agreed to certain changes in the terms of Employee's employment, effective November 1, 1998, as set forth herein.

     NOW THEREFORE, the Company and the Employee agree as follows:

     SECTION 1. Except as expressly amended herein, all of the terms and provisions of the Employment Agreement shall remain in full force and effect.

     SECTION 2. Article I, Section 1 of the Employment Agreement is hereby amended in its entirety as follows:

          1. CAPACITY AND DUTIES OF EMPLOYEE. The Employee is employed by the Company to render services on behalf of the Company as Senior Vice President and President - Central Division of the Company. As the Senior Vice President and President - Central Division, the Employee shall perform such duties as are assigned to the individual holding such title by the Company's Bylaws and such other duties, consistent with the Employee's job title, as may be prescribed from time to time by the Board of Directors of the Company and/or the Company's Chief Executive Officer.

     SECTION 3. Article II, Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

          1. SALARY. Effective November 1, 1998, a salary ("Base Salary") at the rate of $225,000 per fiscal year of the Company ("Fiscal Year"), payable to the Employee at such intervals as other salaried employees of the Company are paid. For Fiscal Years ending prior to November 1, 1998, the Employee's Base Salary shall be as set forth in the employment agreement in effect for the relevant period.

     SECTION 4. Article II, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

          2. BONUS. (a) Beginning November 1, 1998, the Employee shall be eligible to receive an annual incentive bonus ("Bonus") per Fiscal Year determined as provided below. The maximum bonus for which the Employee shall be eligible ("Maximum Bonus") shall be determined in accordance with the Company's Executive Maximum Bonus Calculation Statement attached as Exhibit A hereto. For purposes of such calculation, the Employee's Maximum Bonus shall be:

               *   $0 at the Below Threshold level
               *   $45,000 at the Threshold level
               *   $200,000 at the Target level
               *   $270,000 at the Outstanding level

          (b) The percentage of the Maximum Bonus that the Employee shall be eligible to receive shall be based upon three factors:

          (i) 25% of the Maximum Bonus will be awarded based on earnings per share growth;

          (ii) 50% of the Maximum Bonus will be awarded based on business unit earnings; and

          (iii) 25% of the Maximum Bonus will be awarded based on the attainment of other objectives that will be established by the Chief Executive Officer and the President.

          (c) The foregoing notwithstanding, the Company shall pay to the Employee not less than $100,000 of the Bonus for the Fiscal Year ending October 31, 1999 payable ratably on a quarterly basis (i.e. January 31, April 30, July 31 and October 31).

          (d) The Bonus shall be paid in cash no later than 30 days following the filing of the Company's annual report on Form 10-K for the Fiscal Year in which the Bonus has been earned.

          (e) With respect to Fiscal Years prior to the Fiscal Year ending October 31, 1999, the Employee's Bonus shall be as set forth in the employment agreement in effect for the relevant period.

     SECTION 5. AMENDMENT TO ARTICLE II, SECTION 3. Article II, Section 3 of the Employment Agreement is hereby amended to read in its entirety as follows:

     3.  BENEFITS.   The  Company  shall  provide  the  Employee  with  the
     following fringe benefits and perquisites:

               (a) At Employee's election, either a Company furnished automobile or an automobile allowance of $720 per month (in which case the Company will reimburse the Employee for all gasoline, maintenance, repairs and insurance for Employee's personal car as if it were a Company-owned vehicle);

               (b) Reimbursement for membership dues, including assessments and similar charges, in one or more clubs deemed useful for business purposes in an amount not to exceed $8,000 or such additional amounts as may be approved by the President;

               (c) First class air travel;

               (d) Fully-paid insurance benefit package available to all employees; and

               (e) All other benefit programs similar to those provided other employees of the Company.

               (f) All costs of maintaining professional certification as a licensed Certified Public Accountant.

     SECTION 6. AMENDMENT TO ARTICLE III, SECTION 4. Article III, Section 4, paragraph (a), subparagraphs (i) and (ii) of the Employment Agreement are hereby amended to read in their entirety as follows:

          (i)  the  assignment  to  the  Employee  of  any  duties  or responsibilities that are inconsistent with the Employee's status, title and position as Senior Vice President and President
     - Central Division;

          (ii) any removal of the Employee from, or any failure to reappoint or reelect the Employee to, the position of Senior Vice President and President - Central Division, except in connection with a termination of Employee's status as an employee as permitted by this Agreement;









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     IN WITNESS  WHEREOF,  the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.



                                   STEWART ENTERPRISES, INC.


                                   By:  /s/ JAMES W. MCFARLAND
                                        -----------------------
                                            James W. McFarland
                                  Compensation Committee Chairman


                                   EMPLOYEE:

                                       /s/ CHARLES L. TILIS
                                       -----------------------
                                           Charles L. Tilis